Exhibit 13.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Trend Micro Incorporated (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2003 as amended by this Form 20-F/A (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 30, 2004

By	/s/ Mahendra Negi
	Name:	Mahendra Negi
	Title:	Representative Director, Chief Financial Officer and Executive Vice President (Chief Financial Officer)